Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of SRA International, Inc. on Form S-8 of our report dated August 20, 2004 appearing in the Annual Report on Form 10-K of SRA International, Inc. for the year ended June 30, 2004.

/s/ Deloitte & Touche LLP

McLean, Virginia

December 8, 2004